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                                                                  EXHIBIT(9)(E)


                          SUB-ADMINISTRATION AGREEMENT

         THIS AGREEMENT is made as of October 29, 1997 by and between WEBS INDEX FUND, INC., a Maryland corporation (the "Fund"), PFPC INC., a Delaware corporation and an indirect wholly owned subsidiary of PNC Bank Corp. ("PFPC") and MORGAN STANLEY TRUST COMPANY, a New York State chartered trust company ("MSTC").

                              W I T N E S S E T H :

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, pursuant to an Administration and Accounting Services Agreement dated March 11, 1996, PFPC has been appointed Administrator to the Fund's WEBS Index Series listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each, a "WEBS Index Series"); and

         WHEREAS, the Fund and PFPC wish MSTC (directly or through affiliated companies) to provide certain administrative services to the Fund's WEBS Index Series listed on Exhibit A, and MSTC wishes to furnish such services, as Sub-Administrator to the Fund.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:

         1.       DEFINITIONS.  AS USED IN THIS AGREEMENT:

                  (a)  "1933 Act" means the Securities Act of 1933, as amended.

                  (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  (c)  "Authorized Person" means any officer of the Fund and any other person duly authorized by PFPC to give Oral Instructions and Written Instructions on behalf of PFPC and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by MSTC. An Authorized Person's scope of authority may be limited by PFPC by setting forth such limitation in the Authorized Persons Appendix.

                  (d)   "CEA" means the Commodity Exchange Act, as amended.

                  (e) "Oral Instructions" mean oral instructions received by MSTC from an Authorized Person or from a person reasonably believed by MSTC to be an Authorized Person.

                  (f)   "SEC" means the Securities and Exchange Commission.



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                  (g)   "Securities Laws" means the 1933 Act, the 1934 Act,
                        the 1940 Act and the CEA.

                  (h) "Shares" mean the shares of beneficial interest of any series or class of the Fund.

                  (i) "Written Instructions" mean written instructions signed by an Authorized Person and received by MSTC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

         2. APPOINTMENT. The Fund and PFPC hereby appoint MSTC to provide certain sub-administrative services to the Fund and to each WEBS Index Series of the Fund in accordance with the terms set forth in this Agreement. MSTC accepts such appointment and agrees to furnish such services.

         3. DELIVERY OF DOCUMENTS. The Fund and PFPC have provided or, where applicable, will provide MSTC with the following:

                  (a) certified or authenticated copies of the resolutions of the Fund's Board of Directors, approving the appointment of MSTC (directly or through its affiliates) to provide sub-administrative services to the Fund and to each WEBS Index Series of the Fund and approving this Agreement;

                  (b) a copy of Fund's most recent effective registration statement;

                  (c)   a copy of the Fund's advisory agreement;

                  (d) a copy of the distribution agreement with respect to each series of Shares representing an interest in the Fund;

                  (e) a copy of any shareholder servicing agreement made in respect of one or more WEBS Index Series of the Fund; and

                  (f) copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing.

         4. COMPLIANCE WITH RULES AND REGULATIONS. MSTC undertakes to comply with all applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by MSTC hereunder. Except as specifically set forth herein, MSTC assumes no responsibility for such compliance by the Fund or PFPC.

         5.       INSTRUCTIONS.

                  (a) Unless otherwise provided in this Agreement, MSTC shall act only upon Oral

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Instructions and Written Instructions.

                  (b) MSTC shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by MSTC to be an Authorized Person) pursuant to this Agreement. MSTC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Directors or of the Fund's shareholders, unless and until MSTC receives Written Instructions to the contrary.

                  (c) PFPC agrees to forward to MSTC Written Instructions confirming Oral Instructions so that MSTC receives the Written Instructions within a reasonable period of time. The fact that such confirming Written Instructions are not received by MSTC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, MSTC shall incur no liability to the Fund or PFPC in acting upon such Oral Instructions or Written Instructions provided that MSTC's actions comply with such Oral Instructions or Written Instructions and the other provisions of this Agreement.

         6.       RIGHT TO RECEIVE ADVICE.

                  (a) Advice of PFPC. If MSTC is in doubt as to any action it should or should not take, MSTC may request directions or advice, including Oral Instructions or Written Instructions, from PFPC.

                  (b) Advice of Counsel. If MSTC shall be in doubt as to any question of law pertaining to any action it should or should not take, MSTC may request advice at its own cost from such counsel of its own choosing (who may be counsel for PFPC, the Fund, the Fund's investment adviser or MSTC, at the option of MSTC).

                  (c) Conflicting Advice. In the event of a conflict between directions, advice, Oral Instructions or Written Instructions MSTC receives from PFPC and the advice MSTC receives from counsel, MSTC may rely upon and follow the advice of counsel. In the event MSTC so relies on the advice of counsel, MSTC remains liable for any action or omission on the part of MSTC which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by MSTC of any duties, obligations or responsibilities set forth in this Agreement.

                  (d) Protection of MSTC. MSTC shall be protected in any action it takes or does not take in reliance upon directions, advice, Oral Instructions or Written Instructions it receives from PFPC and which MSTC believes, in good faith, to be consistent with those directions, advice, Oral Instructions or Written Instructions subject to the limitations set forth in paragraph



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6(c). Nothing in this section shall be construed so as to impose an obligation upon MSTC (i) to seek such directions, advice, Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice, Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of MSTC's properly taking or not taking such action. Nothing in this subsection shall excuse MSTC when an action or omission on the part of MSTC constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by MSTC of any duties, obligations or responsibilities set forth in this Agreement.

         7. RECORDS; VISITS. The records pertaining to the Fund and the WEBS Index Series which are in the possession or under the control of MSTC shall be the property of the Fund. PFPC, and its Authorized Persons shall have access to such records at all times during MSTC's normal business hours. Upon the reasonable request of PFPC, copies of any such records shall be provided by MSTC to the Fund, to PFPC or to an Authorized Person, at the Fund's expense.

         8. CONFIDENTIALITY. MSTC agrees on its own behalf and that of its employees to keep confidential all records of PFPC and the Fund and information relating to the Fund and its shareholders (past, present and future), unless the release of such records or information is otherwise consented to, in writing, by PFPC or the Fund. PFPC agrees that such consent shall not be unreasonably withheld and may not be withheld where MSTC may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities. Notwithstanding the foregoing, it is understood and agreed that MSTC and its affiliates may promptly supply any records or information upon the request of any regulatory authority that has jurisdiction over MSTC or its affiliates.

         9. COMPENSATION. As compensation for services rendered by MSTC during the term of this Agreement, PFPC will pay to MSTC a fee or fees as may be agreed to in writing by the Fund, PFPC and MSTC.

         10. INDEMNIFICATION. PFPC agrees to indemnify and hold harmless MSTC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state or foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements arising directly or indirectly from any action or omission to act which MSTC takes (i) at the request or on the direction of or in reliance on the advice of PFPC or (ii) upon Oral Instructions or Written Instructions. Neither MSTC nor any of its affiliates', shall be indemnified against any liability (or any expenses incident to such liability) arising out of MSTC's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

         11.      RESPONSIBILITY OF MSTC.

                  (a) MSTC shall be under no duty to take any action on behalf of PFPC or the Fund except as specifically set forth herein or as may be specifically agreed to by MSTC in writing. MSTC shall be obligated to exercise care and diligence in the performance of its duties

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hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. MSTC shall be liable for any damages arising out of MSTC's failure to perform its duties under this Agreement only to the extent such damages arise out of MSTC's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

                  (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) MSTC shall not be liable for losses beyond its control, provided that MSTC has acted in accordance with the standard of care set forth above; and (ii) MSTC shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which MSTC reasonably believes to be genuine; or (B) delays or errors or loss of data occurring by reason of circumstances beyond MSTC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

                  (c) Notwithstanding anything in this Agreement to the contrary, neither MSTC nor its affiliates shall be liable to PFPC, the Fund or any WEBS Index Series for any consequential, special or indirect losses or damages which PFPC, the Fund or any WEBS Index Series may incur or suffer by or as a consequence of MSTC's or any affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by MSTC or its affiliates.

         12. DESCRIPTION OF ADMINISTRATION SERVICES ON A CONTINUOUS BASIS. MSTC will perform or assist PFPC in performing the following services with respect to the Fund provided that PFPC will not be liable for the manner in which such services referred to in Section 12 (iv), (vii) and (viii) are provided by MSTC.

                  i. Assisting in developing solutions to legal, administration and operations related issues with respect to the Fund (provided that the services to be provided by MSTC pursuant to this provision shall relate solely to the operations of the Fund and shall not encompass other services, such as those relating to the trading of WEBS in the secondary market).

                  ii. In conjunction with PFPC supervising the Fund's relationships with counsel and auditors.

                  iii. Assisting in developing Board agendas and developing and making Board presentations.

                  iv. Responding to questions of existing investors, including assisting in investor understanding of tracking variances.

                  v. Assisting with new product development initiatives from a trading, operations and legal perspective (provided that the services to be provided

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                           by MSTC pursuant to this provision shall relate
                           solely to the operations of the Fund and shall not encompass other services, such as those relating to the trading of WEBS in the secondary market).

                  vi. Providing review of information provided by Morgan Stanley Capital International for reasonableness of disclosure in Fund materials.

                  vii. Assisting in the coordination of the Fund's relationship with the American Stock Exchange and its specialists.

                  viii. Providing space for Board meetings and non-marketing related business meetings concerning the Fund and WEBS.

                  ix. Reviewing and commenting upon prospectus and statement of additional information drafts and draft reports and other communications to shareholders.

                  x. Other services of an administrative and operational nature as reasonably requested by PFPC and agreed to by MSTC.

                  It is understood and agreed that in no event shall MSTC or any of its affiliates provide legal or investment advice to the Fund or any WEBS Index Series thereof.

         13. DURATION AND TERMINATION. This Agreement shall continue until terminated by the Fund, PFPC or by MSTC on sixty (60) days' prior written notice to the other parties. However, this Agreement shall terminate immediately with respect to any WEBS Index Series, the shares of which are no longer trading.

         14. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed (a) if to MSTC, at One Pierrepont Plaza, Brooklyn, New York, 11201;
(b) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809; (c) if to the Fund, at c/o Mr. Nathan Most, P.O. Box 193, Burlingame, California 94011-0193; or (d) if to none of the foregoing, at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party.

         15. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

         16. DELEGATION; ASSIGNMENT. MSTC may assign all or part of its rights and delegate

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all or part of its duties hereunder, to any affiliate that is either a direct or indirect majority owned subsidiary of Morgan Stanley, Dean Witter, Discover &
Co. provided that (i) MSTC gives PFPC thirty (30) days' prior written notice;
(ii) the delegate (or assignee) agrees with MSTC and PFPC to comply with all relevant provisions of the 1940 Act, if any, and all relevant provisions of this Sub-Administration Agreement; and (iii) MSTC and such delegate (or assignee) promptly provide such information as PFPC may request, and respond to such questions as PFPC may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate(s) (or assignee(s)).

         17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         18. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         19.      MISCELLANEOUS.

                  (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

                  (b) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  (c) Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to principles of conflicts of law.

                  (d) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                  (e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (f) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                    PFPC INC.


                                    By:/s/ Stephen M. Wynne
                                       --------------------


                                    Title:Executive Vice President
                                          ------------------------


                                    MORGAN STANLEY TRUST COMPANY


                                    By: /s/ GIACOMO FEDERICO
                                       -------------------------

                                    Title:  Vice President
                                          ----------------------


                                    WEBS INDEX FUND, INC.


                                    By:/s/ Nathan Most
                                       ---------------


                                    Title:President
                                          ---------


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                                                                       EXHIBIT A

         THIS EXHIBIT A, dated as of October 29, 1997, is Exhibit A to that certain Sub-Administration Services Agreement dated as of October 29, 1997 between WEBS Index Fund, Inc., PFPC Inc. and Morgan Stanley Trust Company.

                                WEBS INDEX SERIES

                           Australia WEBS Index Series
                            Austria WEBS Index Series
                            Belgium WEBS Index Series
                            Canada WEBS Index Series
                            France WEBS Index Series
                            Germany WEBS Index Series
                           Hong Kong WEBS Index Series
                             Italy WEBS Index Series
                             Japan WEBS Index Series
                        Malaysia (Free) WEBS Index Series
                         Mexico (Free) WEBS Index Series
                          Netherlands WEBS Index Series
                       Singapore (Free) WEBS Index Series
                             Spain WEBS Index Series
                            Sweden WEBS Index Series
                          Switzerland WEBS Index Series
                        United Kingdom WEBS Index Series


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                           AUTHORIZED PERSONS APPENDIX


NAME (TYPE)                                            SIGNATURE



Nathan Most                                            /s/ Nathan Most
President                                              ---------------

Stephen M. Wynne                                       /s/ Stephen M. Wynne
Treasurer                                              --------------------

JoAnne M. Bennick                                      /s/ JoAnne M. Bennick
Asst. Treasurer                                        ---------------------

Stephen C. Beach                                       /s/ Stephen C. Beach
Asst. Treasurer                                        --------------------

R. Sheldon Johnson                                     /s/ R. Sheldon Johnson
Secretary                                              ----------------------

Gary M. Gardner                                        /s/ Gary M. Gardner
Asst. Secretary                                        -------------------

Kathleen L. Thren                                      /s/ Kathleen L. Thren
Asst. Secretary                                        ---------------------


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